UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 27, 2012
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Agreement
On July 27, 2012, Sun Communities, Inc. (the “Company”) through its subsidiaries, Sun Northville Crossing LLC and Sun Home Services, Inc., acquired a manufactured home community, personal property and other associated intangibles from Northville Crossing Venture L.L.C., NC Finance Company, LLC and Medallion Homes Limited Partnership (collectively, the “Sellers”), for an aggregate purchase price of $32.3 million, which was paid in cash.  The acquisition includes 10 manufactured homes and approximately $1.1 million of loans collateralized by manufactured homes.  Northville Crossing Manufactured Home Community is located in Salem Township, Michigan and contains 756 manufactured home sites.
On August 1, 2012, the Company issued a press release announcing the closing of the acquisition. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing description is qualified in its entirety by reference to the Agreement of Sale that is attached hereto as Exhibit 2.1, which is incorporated by reference herein. The schedules and exhibits to the Agreement of Sale that is attached hereto as Exhibit 2.1 have not been filed with such Exhibit because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the Agreement of Sale. The Agreement of Sale contains a list briefly identifying the contents of all omitted schedules and exhibits. The Company hereby agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement of Sale dated July 27, 2012 between Northville Crossing Venture L.L.C. and Sun Northville Crossing LLC
99.1	Press release issued August 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: August 1, 2012	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement of Sale dated July 27, 2012 between Northville Crossing Venture L.L.C. and Sun Northville Crossing LLC
99.1	Press release issued August 1, 2012